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                                                                     EXHIBIT 4.6

                   AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
                              INVESTORS' AGREEMENT

     AMENDMENT NO. 2 dated as of November 19, 2001 to the Amended and Restated Investors' Agreement dated as of June 19, 2000, as amended (the "INVESTORS' AGREEMENT").

                              W I T N E S S E T H:

     WHEREAS, Charles River Laboratories International, Inc., a Delaware corporation (the "COMPANY"), and several stockholders from time to time parties thereto have entered into the Investors' Agreement; and

     WHEREAS, in order to permit a transfer by a Management Stockholder (as defined in the Investors' Agreement) to a charitable organization, the Company, DLJ Merchant Banking II, Inc. and B&L CRL, Inc. desire to amend the Investors' Agreement as provided hereunder in accordance with Section 6.06 thereof.

     NOW, THEREFORE, it is agreed as follows:

     SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Investors' Agreement has the meaning assigned to such term in the Investors' Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Investors' Agreement shall, after this Amendment becomes effective, refer to the Investors' Agreement as amended hereby.

     SECTION 2. DEFINITIONS. Section 1.01(a) is hereby amended by adding the following subclause (D) after subclause (iii)(C) of the definition "Permitted Transferee":

     ", or (D) a charitable organization"

     SECTION 3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

     SECTION 4. EFFECTIVENESS. This Amendment will be effective as of the date hereof when signed by the Company, DLJ Merchant Banking II, Inc. and B&L CRL, Inc.

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the
19th day of November 2001.

                                              CHARLES RIVER LABORATORIES,
                                              INTERNATIONAL, INC.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              DLJ MERCHANT BANKING II, INC.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              B&L CRL, INC.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

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